Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221338) and Forms S-8 (No. 333-55346, No. 333-82422, No. 333-164441, No. 333-192673, No. 333-198455 and No. 333-204282) of ViacomCBS Inc. (formerly known as CBS Corporation) of our report dated November 14, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting of Viacom Inc., which is incorporated by reference in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 4, 2019